UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2026
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Toast, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of Incorporation)	001-40819 (Commission File Number)	45-4168768 (I.R.S. Employer Identification No.)

333 Summer Street Boston, Massachusetts		02210
(Address of principal executive offices)		(Zip code)

(617) 297-1005
(Registrant's telephone number, including area code)

	N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.000001 per share	TOST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 - Results of Operations and Financial Condition.
On November 3, 2026, Toast, Inc. (the “Company”) announced its financial results for the fiscal quarter ended September 30, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2026, Elena Gomez notified the Company of her decision to step away as the Company’s President and Chief Financial Officer, effective December 31, 2026 (the “Effective Date”). Ms. Gomez’s resignation was not due to any disagreement relating to the Company’s management, policies or practices. Following the Effective Date, Ms. Gomez will continue to serve in an advisory role as a non-executive employee of the Company through July 2, 2027.

On October 28, 2026, the Board of Directors (the “Board”) of the Company appointed Michael Senno, the Company’s current Senior Vice President of Finance, to succeed Ms. Gomez as the Company’s Chief Financial Officer and the principal financial officer, effective January 1, 2027. Mr. Senno (46 years old) has served as the Company’s Senior Vice President of Finance since April 2023, and served as the Company’s Vice President of Finance between March 2022 and April 2023 overseeing finance and strategy, treasury, and investor relations. Prior to joining the Company, Mr. Senno was the Vice President, Investor Relations at Coupang, Inc. between February 2021 and March 2022. Previously, Mr. Senno also held various leadership roles in treasury and investor relations at Expedia Group and Time Warner, and was a sell-side research analyst at Credit Suisse. Mr. Senno holds a B.S. in Information Science from Syracuse University and an MBA from New York University’s Stern School of Business.

In connection with the appointment as the Company’s Chief Financial Officer, Mr. Senno will receive a base salary of $460,000 per year, and be eligible to receive an annual target bonus at 75% of his annual base salary under the Company’s Senior Executive Cash Incentive Bonus Plan. Mr. Senno will also be subject to the Company’s 2024 Executive Severance and Change in Control Policy, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 8, 2024. In addition, Mr. Senno is expected to enter into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed on September 13, 2021.

There are no arrangements or understandings between Mr. Senno and any other persons pursuant to which he was appointed as the Chief Financial Officer and principal financial officer of the Company. There are no family relationships between Mr. Senno and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Senno pursuant to Item 404(a) of Regulation S-K.

Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release issued by the registrant on November 3, 2026, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2026	TOAST, INC.

	By:	/s/ Elena Gomez
	Name:	Elena Gomez
	Title:	President, Chief Financial Officer (Principal Financial Officer)